UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 North 28th Way

Hollywood, Florida 33020

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 5.02 is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On January 31, 2017, Vapor Corp. (the “Company”) entered into a new employment agreement (the “Employment Agreement”) with the Company’s President and Chief Operating Officer, Christopher Santi.

Pursuant to the Employment Agreement, Mr. Santi will continue to be employed as the Company’s President and Chief Operating Officer for a three-year term beginning January 30, 2017, and, unless sooner terminated as provided therein, ending January 29, 2020; provided that such term of employment shall automatically extend for successive one-year periods unless either party gives at least thirty days’ advance written notice of its intention not to extend the term of employment. Mr. Santi will receive a base salary of $225,000, increasing to $250,000 and $275,000, respectively, for the second and third years of the Employment Agreement. Mr. Santi shall be eligible to earn an annual bonus at the discretion of the Company’s Board of Directors.

During the employment period, Mr. Santi’s employment with the Company may be terminated by the Company for Cause (as defined in the Employment Agreement) or by Mr. Santi at any time and for any reason. In the event that Mr. Santi’s employment is terminated by the Company for any reason other than for Cause or following a Change of Control (as defined in the Employment Agreement), then the Company shall pay to Mr. Santi (i) his accrued but unpaid salary and (ii) severance payments for the applicable Severance Period (as defined in the Employment Agreement).

The Employment Agreement also contains customary non-competition, non-solicitation and confidentiality provisions.

Mr. Santi does not have a family relationship with any of the current officers or directors of the Company. Other than the Employment Agreement, there are no arrangements or understandings between Mr. Santi and any other person pursuant to which Mr. Santi was appointed to serve as the President and Chief Operating Officer. There is no currently proposed transaction, and there has not been any transaction, involving the Company and Mr. Santi which was a related person transaction within the meaning of Item 404(a) of Regulation S-K.

The above description of the terms of the Employment Agreement are not complete and are qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Employment Agreement, dated as of January 30, 2017 by and between the Company and Christopher Santi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: February 3, 2017	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of January 30, 2017, by and between the Company and Christopher Santi